TERMINATION OF LEASE
AND
SURRENDER OF POSSESSION OF LEASED PREMISES

THIS AGREEMENT is entered into this 21 day of October, 2020 ("**Effective Date**"), by and between **COLORADO GROUP TRUST**, f/k/a Shamira, LLC (collectively "**Lessor**"), **DIEGO PELLICER WORLDWIDE, INC.**, a Delaware Corporation ("**Lessee**"). Lessor and Lessee may hereinafter be individually referred to as "**Party**," or collectively as "**Parties**."

RECITALS

WHEREAS, Lessor and Lessee entered into that certain Master Lease Agreement, dated June 12, 2014 ("**Lease**"), for the premises identified as:

L 1 TO 10 INC & FRACTL L 11 LYG NLY UP ROW BLK 66 1ST ADD TO SWANSEA

Also known as
4242 Elizabeth Street Denver CO 80216

Together with all rights privileges, easements, appurtenances and amenities to or in any way pertaining to the premises and together with the buildings and other improvements situated upon said premises (said real property, buildings and improvements hereinafter referred to as the "**Premises**"); and

WHEREAS, Lessee, with the consent of Lessor, subsequently subleased the Premises to Royal Asset Management, LLC and Venture Product Consulting, LLC ("**Sublessees**"); and

WHEREAS, Lessee desire to voluntarily terminate the Lease and relinquish the Premises to Lessor so that Lessee and others can enter into a new lease arrangement with Lessor, and Lessor desires to receive the same, under the following terms and conditions; and

WHEREAS, as of October 1, 2020, Lessee has terminated its subleases with Sublessees.

NOW, THEREFORE, in consideration of the covenants and agreements specified herein, and incorporating the foregoing Recitals, the parties agree to the following terms and conditions.

1. **Surrender of Premises**: Lessee immediately upon the date hereof surrender any and all right, title and interest they may have in the occupancy and use of the Premises; as well as any and all rights, title or interests it may have concerning claims to the possession of the Premises.

2. **Warranties:** Lessee hereby covenants and warrants that it is the sole possessor of Lessee's interest in the Lease and that it has the power to terminate the Lease without the joinder of any person or persons other that those joining in this *Agreement*. Lessee further warrants and represents that this *Agreement* shall not violate or contravene any agreement, contract, security

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agreement, lease or indenture to which Lessee is a party or by which Lessee is bound or requires the consent of any party, other than the Parties to this *Agreement*; and the Premises, including all fixtures, improvements, betterments, and Leasehold Improvements (as defined below), that are attached, or appurtenant, to the Premises, are unencumbered, free of any security interest, liens, chattel mortgages, leases, lease purchase agreements or any other security or financing devices, and claims of third parties, and all such installations, improvements, property, and interests, have been fully paid for.

3. **Leasehold Improvements**: Pursuant to the Lease, Lessor is entitled to all: (i) property owned by Lessee and affixed to the Premises; (ii) all improvements and fixtures of Lessee located on, or in, the Premises; and (iii) all additions and improvements made to the Premises, whether made by Lessee, or otherwise (collectively **"Leasehold Improvements"**). Lessee covenant and agree that the Leasehold Improvements are the property of Lessor, and shall remain in the Premises. Lessee further covenants and agrees to execute any and all further documents or agreements reasonably necessary to effectuate the ownership interest of Lessor in and to the Leasehold Improvements.

4. **Lease Status:** Termination of the Lease, and the obligations of Lessee thereunder, is subject to, and conditioned upon, Westward Summit, LLC, a Colorado limited liability company, whose address is 4242 Elizabeth Street, Denver, Colorado 80216 (as "Tenant"), Royal Asset Management, LLC, a Colorado limited liability company (as "Guarantor"), and Venture Product Consulting, LLC, a Colorado limited liability company (as "Guarantor"), entering into a present, valid, unconditional and fully enforceable Lease and Guaranty Agreement with Lessor for the Premises. The date of said Lease and Guaranty Agreement shall be the "Lease Termination Date" of the Lease which is the subject of this Agreement. Upon the Lease Termination Date, and in consideration of the Recitals, covenants, agreements, representations and warranties contained herein, the Lease shall be terminated and canceled and the term thereof is brought to an end as of said Lease Termination Date, with the same force and effect as if the term of said Lease was, by the terms and provisions thereof, fixed to expire on said Lease Termination Date, except as otherwise provided herein. Until said Lease Termination Date Lessee shall remain fully obligated and liable to Lessor for all obligations, covenants, warranties and conditions under the Lease.

5. **Security Deposit and Payments:** On or before November 15, 2020, Lessor shall return the $120,000 security deposit and prepaid rent to Lessee, plus a $55,000 commission for the releasing of the facility to Westward Summit, LLC, less $38,557.63 of deferred rents owed by Lessee to Lessor from June 2017 through August 2017, for a total of $136,442.37.

6. **Release:** Except as otherwise provided herein, upon execution of this *Agreement*, each Party, on behalf of itself, its predecessors, successors, assigns, subsidiaries, parents, partners, officers, directors, employees, agents, and attorneys, hereby releases and forever discharges the other, and their respective predecessors, successors, assigns, subsidiaries, parents, partners, officers, directors, employees, agents, subcontractors, and attorneys from any and all obligations and liabilities under the Lease, as amended and modified, whether to be kept, observed or

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performed in the past, at present or in the future. Claims and causes of action arising under this *Agreement* are specifically excluded from the operation of the mutual releases given in this Paragraph 6. Either Party to this *Agreement* may enforce its provisions or seek relief for its breach notwithstanding the execution of this document. In the event either Party seeks to enforce the terms and conditions of this *Agreement*, the prevailing Party shall be entitled to its reasonable attorneys' fees and costs.

7. **Miscellaneous:**

a. Except as specifically provided herein, neither the negotiation nor the execution of this *Agreement* shall constitute or be construed as an admission as to the correctness of any position asserted by either of the Parties with respect to any of the claims settled hereunder or an admission of any liability or wrongdoing whatsoever by either of the Parties.

b. This *Agreement* shall be construed and its performance governed by the laws of the State of Colorado.

c. Each Party represents and warrants that its representative signing this *Agreement* is fully authorized to do so on its behalf and that all business formalities or requirements necessary to entering into this *Agreement* have been met. This *Agreement* shall be effective as of the Effective Date when it has been executed by each of the Parties. This *Agreement* may be executed in counterparts, separately executed, each of which shall be an original. A signed original shall be exchanged with the other Party so that each Party has a fully signed set.

d. It is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this *Agreement*. In the event that any language of this *Agreement* is found to be ambiguous, each Party shall have an opportunity, in any legal proceeding, to present evidence as to the actual intent of the Parties with respect to any such ambiguous language.

e. Each Party acknowledges and represents that it has carefully read and fully understands all of the terms and conditions set forth in this *Agreement*. Each Party further acknowledges and represents that it enters into this *Agreement* freely, knowingly and without coercion, based on its judgment, and not in reliance upon any representation or promises made by any Party or its attorneys.

f. Each of the Parties to this *Agreement*, and their respective counsel and agents, agree not to disclose the terms of the *Agreement*, except: (i) as required by any federal, state or local government agency or office; or (ii) to their respective accountants for tax purposes. The Parties are permitted only to say that all disputes resolved in this *Agreement* have been "settled to the mutual satisfaction of all Parties on confidential terms" or words to that effect.

g. This *Agreement* is binding upon each Party to this *Agreement* and its agents,

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successors and assignees; and the *Agreement* shall inure to the benefit of each Party and its successors and assigns

h. No failure to exercise, and no delay in exercising, any right, power or remedy under this *Agreement* shall impair any right, power or remedy that any Party may have, nor shall any such delay be construed to be a waiver of any such right, power, or remedy or an acquiescence in any breach or default under this *Agreement*, nor shall any waiver of any breach or default of any Party be deemed a waiver of any default or breach subsequently appearing.

i. The Parties agree that if, for any reason, any provision, term, or portion of any provision or term of this *Agreement* shall be held invalid, illegal or unenforceable, this *Agreement* shall automatically be conformed to such holding, and the validity, legality, and enforceability of the remaining terms, provisions or portions of provisions and terms of this *Agreement* shall not be impaired but shall continue in full force and effect.

j. The Parties agree to execute additional documents, and perform such further acts, as may be reasonably necessary to give effect to the purposes of this *Agreement*.

k. This *Agreement* constitutes the entire understanding between the Parties with respect to their dispute and supersedes all other agreements, written and oral, between the Parties or their attorneys.

IN WITNESS WHEREOF, the Parties have executed this *Agreement* as of the date first above written and such date shall be deemed the date of this *Agreement*.

LESSOR: **COLORADO GROUP TRUST,**

____
Name: ________________________
Title: ________________________

LESSEE: **DIEGO PELLICER WORLDWIDE, INC.**

DocuSigned by:
Name: Nello Gonfiantini
Title: CEO

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